                                                                    Exhibit 24.1


                                POWER OF ATTORNEY

         The undersigned directors and officers of Antigenics Inc. (the
"Company"), hereby severally constitute and appoint Garo H. Armen our true and lawful attorney-in-fact, with full power to him, in any and all capacities, to sign the Company's Registration Statement on Form S-3 relating to the shares of the Company's common stock held by the State of Wisconsin Investment Board and any and all amendments (including any post-effective amendments) thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact may do or cause to be done by virtue hereof.

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
             SIGNATURE                                  TITLE                          DATE
             ---------                                  -----                          ----

/s/ Pramod Srivastava, Ph.D.                   Director                             March 8, 2001
-------------------------------------
Pramod Srivastava, Ph.D.

/s/ Noubar Afeyan, Ph.D.                       Director                             January 30, 2001
-------------------------------------
Noubar Afeyan, Ph.D.

/s/ Gamil de Chadarevian                       Vice Chairman of the Board of        January 30, 2001
-------------------------------------          Directors, Executive Vice
Gamil de Chadarevian                           President, International

/s/ Tom Dechaene                               Director                             January 30, 2001
-------------------------------------
Tom Dechaene

                                               Director
-------------------------------------
Donald Panoz

/s/ Martin Taylor                              Director                             January 30, 2001
-------------------------------------
Martin Taylor